Exhibit 10.1 – Amendment No. 2 dated December 8, 2014 to Employment Agreement between Farmers Capital Bank Corporation and Lloyd C. Hillard, Jr., dated December 10, 2012 (as amended by amendment No. 1 dated November 26, 2013)

AMENDMENT NO. 2

Dated as of December 8, 2014
to
Employment Agreement
Between
Farmers Capital Bank Corporation
and
Lloyd C. Hillard, Jr.
Dated December 10, 2012,
As amended by Amendment No. 1 Dated November 26, 2013

Farmers Capital Bank Corporation (“Company”) and Lloyd C. Hillard, Jr. (“Employee”) (collectively the “Parties”) agree as follows:

PRELIMINARY STATEMENT

The Parties entered into a certain Employment Agreement dated December 10, 2012, as Amended by Amendment No. 1 dated November 26, 2013 (as amended, the “Agreement”). The Parties have agreed to amend the Agreement in the manner set forth below.

Section I.     Cross-References and Definitions.

(a)     Reference is made to the Agreement. Upon and after the effective date of this Amendment all references to the Agreement in that document, or in any related document, shall mean the Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or waiver of any noncompliance with the provisions of, the Agreement, and, except as specifically provided in this Amendment, the Agreement shall remain in full force and effect.

(b)     Unless otherwise defined herein, terms used in this Amendment which are defined in the Agreement shall have the same meaning herein as therein.

Section II.     Amendments.

(a)      Section 3 of the Agreement is hereby amended as of the date hereof by supplanting in its entirety the first sentence thereof with the following:

Unless terminated earlier in accordance with the provisions of Section 7, Executive’s employment under this Agreement shall begin on January 1, 2015 (the “Effective Date”) and shall continue for sixty (60) months (the “Employment Term”).

Section III.     Governing Law. This Amendment shall be construed in accordance with, and governed by, the laws of the Commonwealth of Kentucky, without reference to its principles of conflicts of law or choice of law.

Section IV.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties and their respective successors and assigns and all of which taken together shall constitute one and the same agreement.

Section V.     Binding Effect; Benefit. This Amendment shall be binding on, and inure to the benefit of, the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers or agents, all as of the day and year first above written.

FARMERS CAPITAL BANK CORPORATION

By:	/s/ Terry Bennett
Terry Bennett
Chairman of the Board of Directors

LLOYD C. HILLARD, JR.

/s/ Lloyd C. Hillard, Jr.
Lloyd C. Hillard, Jr.

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